UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

MEDLEY LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 333-212514

Delaware	27-2437343

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East
New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 22, 2017, Medley LLC (“Medley”) completed its previously announced registered public offering (the “Offering”) of $34,500,000 aggregate principal amount of 7.25% senior notes due 2024 (the “Notes”), pursuant to an underwriting agreement, dated February 16, 2017, by and between Medley and FBR Capital Markets & Co., as representative of the several underwriters named therein. The Notes were issued at a public offering price of 101.0% of the aggregate principal amount, or $25.25 per note, for gross proceeds of $34,845,000. Medley intends to use the net proceeds from the Offering to repay the remaining $11.8 million outstanding under its senior secured term loan facility with Credit Suisse AG, Cayman Islands Branch, entered into on August 14, 2014 (the “Term Loan Facility”), as required by the terms of the Term Loan Facility, and for general corporate purposes, including working capital. As part of the Offering, Medley granted the underwriters a 30-day option to purchase up to an additional $4,500,000 in aggregate principal amount of Notes to cover over allotments. Such option was exercised in full and is included in the $34,500,000 aggregate principal amount referenced above. The Notes are listed on the NYSE under the trading symbol “MDLQ.” The Notes will form a single series with the $34,500,000 in aggregate principal amount of Notes that the Company issued on January 18, 2017.

The Notes were issued pursuant to a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated as of February 22, 2017, between Medley and U.S. Bank National Association, as trustee (the “Trustee”), to the indenture, dated as of August 9, 2016, between Medley and the Trustee (the “Base Indenture” and together with the Fourth Supplemental Indenture, the “Indenture”).

The Notes will be the senior unsecured obligations of Medley. The Notes will mature on January 30, 2024. Medley will pay interest on the Notes quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, beginning April 30, 2017. The Notes will be redeemable in whole or in part at the option of Medley on or after January 30, 2020, at the redemption price of 100% of aggregate principal amount, plus any accrued and unpaid interest.

The principal covenants in the Indenture include the obligation to pay principal and interest and furnish certain reports. The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace periods): (i) nonpayment of principal and interest, when due; (ii) breach of covenants in the Indenture; and (iii) certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 50% in principal amount of the then outstanding Notes may declare the principal and accrued and unpaid interest, if any, on all the Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The Fourth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above descriptions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Exhibit
Number	Description
4.1	Fourth Supplemental Indenture, dated February 22, 2017, between Medley LLC and U.S. Bank National Association, as trustee, including the form of note attached as an exhibit thereto
5.1	Opinion of Winston and Strawn LLP
23.1	Consent of Winston and Strawn LLP (contained in Exhibit 5.1 hereto)
99.1	Press Release dated February 22, 2017, announcing closing of the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medley LLC

Date: February 22, 2017	By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr. Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description
4.1	Fourth Supplemental Indenture, dated February 22, 2017, between Medley LLC and U.S. Bank National Association, as trustee, including the form of note attached as an exhibit thereto
5.1	Opinion of Winston and Strawn LLP
23.1	Consent of Winston and Strawn LLP (contained in Exhibit 5.1 hereto)
99.1	Press Release dated February 22, 2017, announcing closing of the Notes offering.